Exhibit B

                          NATIONAL FUEL RESOURCES, INC.
                                  BALANCE SHEET

                                                 AT SEPTEMBER 30,
                                          ------------------------------
                                              2000              1999
                                          -----------        -----------
ASSETS
Current Assets:
  Cash and Temporary
    Cash Investments                      $13,939,170        $ 1,348,709
  Accounts Receivable - Net                19,092,341         10,162,681
  Gas Stored Underground                   13,774,379          6,249,676
  Prepayments                                (305,588)           (27,422)
                                          -----------        -----------
                                           46,500,302         17,733,644
                                          -----------        -----------

Property, Plant, and Equipment
  Furniture and Fixtures                      866,345            786,207
Less - Accumulated DD&A                      (506,230)          (297,444)
                                          -----------        -----------
                                              360,115            488,763
                                          -----------        -----------

Other Assets                                  260,398            453,146
                                          -----------        -----------

                                          $47,120,815        $18,675,553
                                          ===========        ===========

LIABILITIES
Current Liabilities:
  Notes Payable - Intercompany            $33,900,000        $         0
  Accounts Payable                          5,079,622          1,723,354
  Accrued Liabilities                       4,528,155            285,738
  Accounts Payable - Intercompany             224,543            247,430
  Dividend Payable                            100,000             35,000
                                          -----------        -----------
                                           43,832,320          2,291,522
                                          -----------        -----------

Long Term Liabilities:
Deferred Income Taxes                      (2,802,529)        (1,013,001)
Miscellaneous Deferred Credits              1,057,963          4,174,292
                                          -----------        -----------
                                           (1,744,566)         3,161,291
                                          -----------        -----------

Stockholder's Equity:
  Common Stock                                 10,000             10,000
  Capital Paid in Excess of Par             3,490,000          3,490,000
  Retained Earnings                         1,533,061          9,722,740
                                          -----------        -----------
Total Equity                                5,033,061         13,222,740
                                          -----------        -----------

                                          $47,120,815        $18,675,553
                                          ===========        ===========